CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	July 23, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

Dubuque, Iowa, July 23, 2015 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on September 4, 2015, to stockholders of record at the close of business on August 21, 2015. At June 30, 2015, there were 20,614,325 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 85 banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri, with loan production offices in California, Nevada, Idaho, Oregon and Washington. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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